Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Joan Wainwright 610-893-9500 Office joan.wainwright@te.com	Investor Relations: Keith Kolstrom 610-893-9551 Office keith.kolstrom@te.com
Matt Vergare 610-893-9442 Office matthew.vergare@te.com

TE CONNECTIVITY REPORTS FISCAL SECOND QUARTER RESULTS

AND UPDATES FULL YEAR OUTLOOK FOR IMPACT OF JAPAN EARTHQUAKE

Second Quarter Results

•                  Net Sales of $3.5 Billion, Up 17 Percent Year-Over-Year

•                  GAAP EPS of $0.67; Adjusted EPS of $0.71, Up From $0.64 in Prior Year

•                  Free Cash Flow of $447 Million, Up From $422 Million in Prior Year

Outlook

•                  Third Quarter:

•                  Sales of $3.50 to $3.65 Billion; Up 13 to 18 Percent From Prior Year

•                  Adjusted EPS of $0.68 to $0.74; Compared to $0.70 in the Prior Year

•                  Negative Impact From Japan Earthquake Approximately $135 Million of Sales and $0.09 of EPS

•                  Full Year:

•                  Sales of $14.0 to $14.3 Billion; Up 16 to 18 Percent From Prior Year

•                  Adjusted EPS of $2.95 to $3.07; Up 16 to 21 Percent From Prior Year

•                  Negative Impact From Japan Earthquake Approximately $220 Million of Sales and $0.14 of EPS

•                  Full Year Free Cash Flow Now Expected to be in Excess of $1.3 Billion, Excluding ADC Acquisition-Related Spending

SCHAFFHAUSEN, Switzerland — Apr. 21, 2011 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal second quarter ended Mar. 25, 2011.  The company reported a net sales increase of 17 percent year-over-year, and 9 percent sequentially, to $3.5 billion.  Earnings Per Share from Continuing Operations (GAAP EPS) were $0.67 for the quarter, compared to $0.66 in the prior-year period.  Included in the GAAP EPS were $0.05 per share of ADC acquisition-related charges and $0.01 per share of restructuring and other credits.  This compares to $0.02 per share of restructuring and other charges and $0.04 per share of income related to tax items in the prior-year quarter.  Adjusted EPS were $0.71 in the quarter, up 11 percent compared to $0.64 in the prior-year quarter.  In the fiscal second quarter, the acquisition of ADC contributed $279 million of revenues and approximately $0.02 to adjusted EPS.

“Our second quarter overall was solid with double-digit sales and adjusted earnings growth versus the prior year and continued orders growth in most of our markets, especially automotive, industrial and telecom networks,” said TE Connectivity Chief Executive Officer Tom Lynch.  “In addition, the benefits of the ADC acquisition began to materialize during the quarter as sales and earnings were on track and we were awarded a $400 million contract to supply network connectivity products for the Australian government’s National Broadband Network.”

“Our company, like many others, is being impacted by the earthquake in Japan.  We feel fortunate that all 2,000 of our people there came through the earthquake safely and I want to thank them for their commitment to keeping our operations running and supporting our customers during these trying times,” Lynch continued.  “The situation is creating disruptions to some of our customers’ operations and we expect the majority of this impact to be in our third quarter.”

UPDATED 2011 OUTLOOK

“Despite the negative impact from the earthquake in Japan, the strength in our automotive, network infrastructure and industrial markets, coupled with the contribution of the ADC acquisition, is driving strong year-over-year adjusted earnings growth of 16 to 21 percent,” Lynch said.

For the third quarter, the company expects net sales of $3.50 to $3.65 billion, an increase of 13 to 18 percent over the prior-year period.  GAAP EPS are expected to be $0.65 to $0.71, including acquisition-related and restructuring charges of $0.03.  Adjusted EPS are expected to be $0.68 to $0.74, compared to adjusted EPS of $0.70 in the prior-year period.  Included in this guidance are approximately $320 million of sales and $0.05 of adjusted EPS related to the ADC acquisition, as well as a negative impact of $135 million of sales and $0.09 of EPS due to the Japan earthquake.

For the full fiscal year, which includes 53 weeks, the company expects sales of $14.0 to $14.3 billion, an increase of 16 to 18 percent over the prior year.  GAAP EPS are expected to be $2.73 to $2.85, including acquisition-related and restructuring charges of approximately $0.22 per share.  Adjusted EPS are expected to be $2.95 to $3.07, up 16 to 21 percent compared to adjusted EPS of $2.54 in the prior year.  This guidance includes approximately $1.0 billion of sales and $0.12 of adjusted EPS due to the ADC acquisition, $240 million of sales and $0.05 of EPS due to the impact of the additional week in the fiscal year 2011, as well as the negative impact of approximately $220 million of sales and $0.14 of EPS due to the Japan earthquake.

This outlook assumes current foreign exchange and commodity rates.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.

FISCAL SECOND QUARTER 2011 RESULTS

All dollar amounts are pre-tax and stated in millions.

				% Change	% Change
($ in millions)	Mar. 25, 2011	Dec. 24, 2010	Mar. 26, 2010	Sequential	YoY
Net Sales	$3,472	$3,200	$2,957	9%	17%
Operating Income	$405	$400	$398	1%	2%
Restructuring and Other Credits (Charges)	$4	$(4)	$(12)
Acquisition Related Charges	$(48)	$(59)	$0
Adjusted Operating Income	$449	$463	$410	(3)%	10%
Operating Margin	11.7%	12.5%	13.5%
Adjusted Operating Margin	12.9%	14.5%	13.9%

Sales grew 17 percent compared to the prior-year quarter and 9 percent sequentially.  Organically, sales increased 7 percent compared to the prior-year and 1 percent sequentially.  By segment, and on an organic basis, sales in the Transportation Solutions segment were up 14 percent compared to the prior year, primarily driven by continued growth in global automotive production and increased content.  Sales in the Communications and Industrial Solutions segment were up 3 percent compared to the prior year driven by the industrial market.  Sales were up 3 percent compared to the prior year in the Network Solutions segment driven by double-digit improvement in all end markets except our Subsea Communications business, which declined as expected.

The adjusted operating margin was 12.9 percent in the quarter, down 100 basis points versus the prior year and 160 basis points sequentially primarily as a result of the acquisition of ADC.

CASH FLOW

Cash from continuing operations was $557 million during the quarter.  Free cash flow was $447 million.  The company now expects free cash flow in excess of $1.3 billion in fiscal 2011, excluding the estimated

$105 million of cash expenditures related to the ADC acquisition.

ORDERS

Total company orders were $3.5 billion, an increase of 16 percent compared to the prior year and up 11 percent sequentially.  Orders were up 6 percent organically compared to the prior year and up 4 percent sequentially.  The book-to-bill ratio was 1.02 overall and 1.05, excluding the Subsea Communications business.

ADDITIONAL ITEMS

•                  In April, the company’s Subsea Communications business finalized an agreement with the SJC consortium to participate in the construction of a major undersea communications network in Southeast Asia.  The value of the contract is estimated to be approximately $180 million.

•                  In April, the company completed a $75 million sale of non-core patents acquired as part of ADC.

•                  In March, the company’s shareholders approved a 12.5 percent increase in the dividend to $0.18 for the four fiscal quarters beginning with the June quarter of 2011.  Shareholders also approved the company’s name change to TE Connectivity Ltd.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $12.1 billion company that designs and manufactures over 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 553-5275. The telephone dial-in number for participants outside the United States is (612) 332-0725.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. EDT on Apr. 21, 2011 and ending at 11:59 p.m. EDT on Apr. 28, 2011. The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 193182.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results.  See the accompanying tables to this release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans.  Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends, and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income.  This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges (“Adjusted Operating Margin”).  The company presents Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items (“Adjusted Other Income, Net”).  The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net.  This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, and certain significant special tax items (“Adjusted Income Tax Expense”).  The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense.  This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results.  This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Earnings Per Share”).  The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult.  This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                  net capital expenditures,

•                  voluntary pension contributions, and

•                  cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any such future contributions.  In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. TE Connectivity has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices, natural disasters; political, economic and military instability in countries in which the company operates; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that ADC will not be integrated successfully into TE Connectivity; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected.  More detailed information about these and other factors is set forth in TE Connectivity’s Annual

Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and Quarterly Report on Form 10-Q for the quarterly period ended Dec. 24, 2010, as well as in TE Connectivity’s Current Reports on Form 8-K and other reports filed by TE Connectivity with the Securities and Exchange Commission.

# # #

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2011	2010	2011	2010
	(in millions, except per share data)

Net sales	$3,472	$2,957	$6,672	$5,849
Cost of sales	2,428	1,999	4,607	4,050
Gross margin	1,044	958	2,065	1,799
Selling, general, and administrative expenses	445	406	847	774
Research, development, and engineering expenses	180	142	343	280
Acquisition and integration costs	1	—	18	—
Restructuring and other charges, net	13	12	52	78
Operating income	405	398	805	667
Interest income	6	6	11	10
Interest expense	(43)	(38)	(78)	(77)
Other income, net	6	75	18	83
Income from continuing operations before income taxes	374	441	756	683
Income tax expense	(74)	(135)	(187)	(204)
Income from continuing operations	300	306	569	479
Loss from discontinued operations, net of income taxes	—	—	(3)	—
Net income	300	306	566	479
Less: net income attributable to noncontrolling interests	(1)	(2)	(2)	(3)
Net income attributable to TE Connectivity Ltd.	$299	$304	$564	$476

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$299	$304	$567	$476
Loss from discontinued operations	—	—	(3)	—
Net income	$299	$304	$564	$476

Basic earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.67	$0.67	$1.28	$1.04
Loss from discontinued operations	—	—	(0.01)	—
Net income	$0.67	$0.67	$1.27	$1.04

Diluted earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.67	$0.66	$1.26	$1.03
Loss from discontinued operations	—	—	—	—
Net income	$0.67	$0.66	$1.26	$1.03

Cash distributions paid per common share of TE Connectivity Ltd.	$0.16	$0.16	$0.32	$0.32

Weighted-average number of shares outstanding:
Basic	443	457	444	458
Diluted	449	461	449	461

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 25,	September 24,
	2011	2010
	(in millions, except share data)

Assets
Current Assets:
Cash and cash equivalents	$1,239	$1,990
Accounts receivable, net of allowance for doubtful accounts of $32 and $44, respectively	2,495	2,259
Inventories	1,912	1,583
Prepaid expenses and other current assets	834	651
Deferred income taxes	263	248
Total current assets	6,743	6,731
Property, plant, and equipment, net	3,129	2,867
Goodwill	3,602	3,211
Intangible assets, net	670	392
Deferred income taxes	2,547	2,447
Receivable from Tyco International Ltd. and Covidien plc	1,150	1,127
Other assets	239	217
Total Assets	$18,080	$16,992

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$185	$106
Accounts payable	1,558	1,386
Accrued and other current liabilities	1,875	1,804
Deferred revenue	132	164
Total current liabilities	3,750	3,460
Long-term debt	2,559	2,307
Long-term pension and postretirement liabilities	1,387	1,280
Deferred income taxes	285	285
Income taxes	2,223	2,152
Other liabilities	540	452
Total Liabilities	10,744	9,936
Commitments and contingencies
Shareholders’ Equity:
Common shares, 468,215,574 shares authorized and issued, CHF 1.37 par value and CHF 1.73 par value, respectively	599	599
Contributed surplus	7,726	8,085
Accumulated deficit	(596)	(1,161)
Treasury shares, at cost, 28,542,459 and 24,845,929 shares, respectively	(851)	(721)
Accumulated other comprehensive income	447	246
Total TE Connectivity Ltd. shareholders’ equity	7,325	7,048
Noncontrolling interests	11	8
Total Shareholders’ Equity	7,336	7,056
Total Liabilities and Shareholders’ Equity	$18,080	$16,992

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2011	2010	2011	2010
	(in millions)
Cash Flows From Operating Activities:
Net income	$300	$306	$566	$479
Loss from discontinued operations, net of income taxes	—	—	3	—
Income from continuing operations	300	306	569	479
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and other charges, net	5	(3)	5	16
Depreciation and amortization	148	128	281	266
Deferred income taxes	(1)	102	104	155
Provision for losses on accounts receivable and inventories	7	5	13	—
Tax sharing income	(4)	(75)	(17)	(83)
Other	26	18	49	38
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(19)	(70)	(12)	(146)
Inventories	(71)	(109)	(177)	(129)
Inventoried costs on long-term contracts	32	(5)	31	(25)
Prepaid expenses and other current assets	6	(1)	49	26
Accounts payable	25	98	29	260
Accrued and other current liabilities	87	101	(258)	4
Income taxes	13	—	13	—
Deferred revenue	(26)	(12)	(38)	(40)
Long-term pension and postretirement liabilities	22	21	44	15
Other	7	(4)	26	(6)
Net cash provided by operating activities	557	500	711	830
Cash Flows From Investing Activities:
Capital expenditures	(114)	(81)	(231)	(157)
Proceeds from sale of property, plant, and equipment	4	3	12	5
Proceeds from sale of short-term investments	118	—	155	1
Acquisition of business, net of cash acquired	—	(55)	(717)	(55)
Proceeds from divestiture of business, net of cash retained by business sold	—	—	—	12
Other	(5)	(2)	(9)	(5)
Net cash provided by (used in) investing activities	3	(135)	(790)	(199)
Cash Flows From Financing Activities:
Decrease in commercial paper	—	—	(100)	—
Proceeds from long-term debt	—	—	249	—
Repayment of long-term debt	(470)	—	(470)	—
Proceeds from exercise of share options	41	2	65	3
Repurchase of common shares	(236)	(147)	(281)	(165)
Payment of cash distributions to shareholders	(70)	(72)	(141)	(146)
Other	(2)	(3)	(6)	(5)
Net cash used in financing activities	(737)	(220)	(684)	(313)
Effect of currency translation on cash	9	(1)	12	—
Net increase (decrease) in cash and cash equivalents	(168)	144	(751)	318
Cash and cash equivalents at beginning of period	1,407	1,695	1,990	1,521
Cash and cash equivalents at end of period	$1,239	$1,839	$1,239	$1,839

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$61	$32	$69	$48

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$557	$500	$711	$830
Capital expenditures, net	(110)	(78)	(219)	(152)
Free cash flow (1)	$447	$422	$492	$678

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 25,		March 26,		March 25,		March 26,
	2011		2010		2011		2010
	($ in millions)
Net Sales:
Transportation Solutions	$1,357		$1,198		$2,668		$2,377
Communications and Industrial Solutions	1,208		1,157		2,431		2,247
Network Solutions	907		602		1,573		1,225
Total	$3,472		$2,957		$6,672		$5,849

Operating Income:
Transportation Solutions	$211	15.5%	$149	12.4%	$400	15.0%	$248	10.4%
Communications and Industrial Solutions	146	12.1%	162	14.0%	327	13.5%	277	12.3%
Network Solutions	48	5.3%	87	14.5%	78	5.0%	142	11.6%
Total	$405	11.7%	$398	13.5%	$805	12.1%	$667	11.4%

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended March 25, 2011						Segment’s Total
	versus Net Sales for the Quarter Ended March 26, 2010						Net Sales for the
	Organic (1)		Translation (2)	Acquisition (Divestiture)	Total		Quarter Ended March 25, 2011
	($ in millions)
Transportation Solutions (3):
Automotive	$157	15.1%	$12	$(21)	$148	14.1%	88%
Aerospace, Defense, and Marine	10	7.3	1	—	11	7.2	12
Total	167	14.0	13	(21)	159	13.3	100%
Communications and Industrial Solutions (3):
Industrial	34	10.3	5	—	39	11.5	31
Data Communications	20	9.5	6	—	26	11.7	21
Appliance	9	4.9	2	—	11	5.9	16
Consumer Devices	(30)	(15.0)	5	(5)	(30)	(14.9)	14
Computer	(3)	(2.6)	1	—	(2)	(1.7)	10
Touch Solutions	7	7.5	—	—	7	7.8	8
Total	37	3.3	19	(5)	51	4.4	100%
Network Solutions (3):
Telecom Networks	35	32.9	4	232	271	242.0	43
Energy	19	11.6	4	—	23	13.4	21
Enterprise Networks	20	19.7	3	47	70	63.6	20
Subsea Communications	(59)	(28.4)	—	—	(59)	(28.4)	16
Total	15	2.6	11	279	305	50.7	100%
Total	$219	7.4%	$43	$253	$515	17.4%

							Percentage of
	Change in Net Sales for the Six Months Ended March 25, 2011						Segment’s Total
	versus Net Sales for the Six Months Ended March 26, 2010						Net Sales for the
	Organic (1)		Translation (2)	Acquisition (Divestitures)	Total		Six Months Ended March 25, 2011
	($ in millions)
Transportation Solutions (3):
Automotive	$322	15.6%	$(12)	$(44)	$266	12.8%	88%
Aerospace, Defense, and Marine	26	9.4	(1)	—	25	8.5	12
Total	348	14.7	(13)	(44)	291	12.2	100%
Communications and Industrial Solutions (3):
Industrial	106	16.7	(1)	(1)	104	16.2	31
Data Communications	62	14.3	7	—	69	15.9	21
Appliance	40	11.3	—	—	40	11.4	16
Consumer Devices	(35)	(8.5)	8	(9)	(36)	(8.8)	15
Computer	(2)	(0.7)	4	—	2	0.9	10
Touch Solutions	6	3.6	(1)	—	5	2.8	7
Total	177	7.9	17	(10)	184	8.2	100%
Network Solutions (3):
Telecom Networks	71	33.3	2	277	350	155.6	37
Energy	41	12.2	(1)	(12)	28	7.5	25
Enterprise Networks	29	14.7	4	53	86	39.1	19
Subsea Communications	(116)	(28.5)	—	—	(116)	(28.4)	19
Total	25	2.1	5	318	348	28.4	100%
Total	$550	9.4%	$9	$264	$823	14.1%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended March 25, 2011						Net Sales for the
	versus Net Sales for the Quarter Ended December 24, 2010						Quarter Ended
	Organic (1)		Translation (2)	Acquisition	Total		March 25, 2011
	($ in millions)
Transportation Solutions (3):
Automotive	$37	3.2%	$3	$—	$40	3.5%	88%
Aerospace, Defense, and Marine	6	3.7	—	—	6	3.8	12
Total	43	3.3	3	—	46	3.5	100%
Communications and Industrial Solutions (3):
Industrial	9	2.2	(1)	—	8	2.2	31
Data Communications	(8)	(3.1)	1	—	(7)	(2.7)	21
Appliance	4	2.0	—	—	4	2.1	16
Consumer Devices	(34)	(16.6)	1	—	(33)	(16.2)	14
Computer	1	1.0	—	—	1	0.9	10
Touch Solutions	11	13.5	1	—	12	14.1	8
Total	(17)	(1.4)	2	—	(15)	(1.2)	100%
Network Solutions (3):
Telecom Networks	4	2.3	—	187	191	99.5	43
Energy	(11)	(5.5)	1	—	(10)	(4.9)	21
Enterprise Networks	14	11.2	(1)	41	54	42.9	20
Subsea Communications	6	4.1	—	—	6	4.2	16
Total	13	2.0	—	228	241	36.2	100%
Total	$39	1.2%	$5	$228	$272	8.5%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(6)	$205
Communications and Industrial Solutions	146	—	1	147
Network Solutions	48	48	1	97
Total	$405	$48	$(4)	$449

Operating Margin	11.7%			12.9%

Other Income, Net	$6	$—	$—	$6

Income Tax Expense	$(74)	$(26)	$—	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$299	$22	$(4)	$317

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.67	$0.05	$(0.01)	$0.71

(1) Includes $30 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $17 million of restructuring charges, and $1 million of ADC acquisition and integration costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 26, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$149	$—	$—	$149
Communications and Industrial Solutions	162	12	—	174
Network Solutions	87	—	—	87
Total	$398	$12	$—	$410

Operating Margin	13.5%			13.9%

Other Income, Net	$75	$—	$(64)	$11

Income Tax Expense	$(135)	$(1)	$46	$(90)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$304	$11	$(18)	$297

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.66	$0.02	$(0.04)	$0.64

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 25, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$400	$—	$(5)	$395
Communications and Industrial Solutions	327	—	4	331
Network Solutions	78	107	1	186
Total	$805	$107	$—	$912

Operating Margin	12.1%			13.7%

Other Income, Net	$18	$—	$—	$18

Income Tax Expense	$(187)	$(26)	$(1)	$(214)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$567	$81	$(1)	$647

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.26	$0.18	$—	$1.44

(1) Includes $52 million of restructuring charges, $37 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $18 million of ADC acquisition and integration costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 26, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$248	$37	$—	$285
Communications and Industrial Solutions	277	19	—	296
Network Solutions	142	19	—	161
Total	$667	$75	$—	$742

Operating Margin	11.4%			12.7%

Other Income, Net	$83	$—	$(64)	$19

Income Tax Expense	$(204)	$(17)	$46	$(175)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$476	$58	$(18)	$516

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.03	$0.13	$(0.04)	$1.12

(1) Includes $78 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 24, 2010

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$189	$—	$1	$190
Communications and Industrial Solutions	181	—	3	184
Network Solutions	30	59	—	89
Total	$400	$59	$4	$463

Operating Margin	12.5%			14.5%

Other Income, Net	$12	$—	$—	$12

Income Tax Expense	$(113)	$—	$(1)	$(114)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$268	$59	$3	$330

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.60	$0.13	$0.01	$0.73

(1) Includes $35 million of restructuring charges, $17 million of ADC acquisition and integration costs, and $7 million of non-cash amortization associated with fair value adjustments to acquired inventories and customer order backlog recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 25, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$159	$6	$—	$—	$165
Communications and Industrial Solutions	205	(1)	—	—	204
Network Solutions	96	(2)	—	—	94
Pre-separation litigation income	7	—	—	(7)	—
Total	$467	$3	$—	$(7)	$463

Operating Margin	15.1%				15.0%

Other Income, Net	$42	$—	$(33)	$—	$9

Income Tax Expense	$(144)	$—	$26	$—	$(118)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$330	$3	$(7)	$(7)	$319

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.72	$0.01	$(0.02)	$(0.02)	$0.70

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the completion of an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) Consists of $7 million of income related to pre-separation securities litigation.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$515	$94	$—	$—	$609
Communications and Industrial Solutions	682	20	—	—	702
Network Solutions	312	20	—	8	340
Pre-separation litigation income	7	—	—	(7)	—
Total	$1,516	$134	$—	$1	$1,651

Operating Margin	12.6%				13.7%

Other Income, Net	$177	$—	$(137)	$—	$40

Income Tax Expense	$(493)	$(30)	$134	$—	$(389)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,059	$104	$(3)	$1	$1,161

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.32	$0.23	$(0.01)	$—	$2.54

(1) Includes $137 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) Consists of $8 million of acquisition and integration costs and $7 million of credits related to pre-separation securities litigation.

(4) See description of non-GAAP measures contained in this release.